Exhibit 99.2

Dex Media, Inc. Q2 2013 Earnings Peter McDonald, CEO Dee Jones, CFO August 07, 2013

Safe Harbor Statement Certain statements included in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex Media’s publicly available reports filed with the Securities and Exchange Commission, which contain discussions of various factors that may affect the business or financial results of the combined company. Such risks and other factors, which in some instances are beyond Dex Media's control, include the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of SuperMedia Inc. (“Supermedia”) and Dex One Corporation (“Dex One”) may not be realized or may take longer to realize than expected; the risk that benefits from the transaction may be significantly offset by costs incurred in integrating SuperMedia and Dex One operations; difficulties with the process of integrating the operations of SuperMedia and Dex One, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel; our inability to provide assurance for the long-term continued viability of our business; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow pages directories by consumers; competition from other yellow pages directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; our ability to collect trade receivables from customers to whom we extend credit; our ability to anticipate or respond to changes in technology and user preferences; changes in our operating performance; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; failure to comply with the financial covenants and other restrictive covenants in our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; changes in our credit rating; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to maintain agreements with major internet search and local media companies; credit risk associated with our reliance on small- and medium-sized businesses as clients; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; and other events beyond our control that may result in unexpected adverse operating results. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in periodic reports we file with the Securities and Exchange Commission, including the information and risk factors in “Item 1A. Risk Factors” in Part I of the Annual Report on Form 10-K for the year ended December 31, 2012 filed by Dex One. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2

PETER MCDONALD- CEO 3

Integration 4

Competitive Positioning 5

DEE JONES - CFO 6

Advertising Sales¹ Trend Total Ad Sales: Digital growth partially offsets print declines Digital Ad Sales: Weakness in national during 2Q2013 impacts total digital by -240bps 7 ¹Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold. It is important to distinguish advertising sales from revenue, which under U.S. GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia, for the three and six months ended June 30, 2013 and 2012.

Pro Forma Revenue and Adjusted Pro Forma EBITDA² Performance Continued focus on cost reductions Excludes YTD integration costs: $28 million Excludes YTD merger transactions costs: $34 million 8 39.4% 39.5% 39.6% ² See schedules A, B and Endnotes for reconciliations and explanations of GAAP to non-GAAP adjusted pro forma EBITDA.

Debt Balances at par value YTD debt obligations reduced by $201 million Cash balance as of June 30th was $244 million 9

Q&A 10

APPENDIX 11

12 Dex Media Inc. Schedule A Reconciliation of Non-GAAP Measures Three Months Ended June 30, 2013 and 2012 (dollars in millions) Unaudited 3 Mos. Ended 6/30/13 3 Mos. Ended 6/30/12 Net Income - GAAP (68) $ 53 $ Add/(subtract) non-operating items: Provision (benefit) for income taxes (148) 4 Interest expense, net 79 48 Reorganization items (3) 1 - Gains on early extinguishment of debt (4) - (71) Operating Income (136) 34 Depreciation and amortization 193 105 EBITDA (non-GAAP) (1) 57 139 Adjustments and Pro Forma Items: SuperMedia results-EBITDA impact (5) 130 144 Merger transaction costs (6) 18 - Merger integration costs (7) 28 - Severance (8) - 3 Post-employment benefits amortization (9) (9) - Adjusted Pro Forma EBITDA (non-GAAP) (2) 224 $ 286 $ Operating Revenue - GAAP 345 335 SuperMedia revenue excluded from GAAP revenue (13) 223 349 Pro Forma Operating Revenue (non-GAAP) 568 $ 684 $ Operating Income (Loss) margin (10) -39.4% 10.1% Impact of depreciation and amortization 55.9% 31.4% EBITDA margin (non-GAAP) (11) 16.5% 41.5% Impact of adjustments and pro forma Items 22.9% 0.3% Adjusted Pro Forma EBITDA margin (non-GAAP) (12) 39.4% 41.8% Note: Please see accompanying reconciliation endnotes.

Dex Media Inc. Schedule B

Reconciliation of Non-GAAP Measures

Six Months Ended June 30, 2013 and 2012

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12
Net Income (Loss) - GAAP	$ (127)	$ 111
Add/(subtract) non-operating items:		
Provision (benefit) for income taxes	(149)	3
Interest expense, net	122	105
Reorganization items, [3]	37	-
Gains on early extinguishment of debt [4]	-	(140)
Operating Income (Loss)	(117)	79
Depreciation and amortization	282	209
EBITDA (non-GAAP) [1]	165	288
Adjustments and Pro Forma Items:		
SuperMedia results-EBITDA impact [5]	262	290
Merger transaction costs [6]	34	-
Merger integration costs [7]	28	-
Severance [8]	3	6
Post-employment benefits amortization [9]	(38)	-
Adjusted Pro Forma EBITDA (non-GAAP) [2]	$ 454	$ 584
Operating Revenue - GAAP	633	679
SuperMedia revenue excluded from GAAP revenue [13]	516	712
Pro Forma Operating Revenue (non-GAAP)	$ 1,149	$ 1,391
Operating Income (Loss) margin [10]	-18.5%	11.6%
Impact of depreciation and amortization	44.6%	30.8%
EBITDA margin (non-GAAP) [11]	26.1%	42.4%
Impact of adjustments and pro forma items	13.4%	-0.4%
Adjusted Pro Forma EBITDA margin (non-GAAP) [12]	39.5%	42.0%

Unaudited	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12
Free Cash Flow	$ 127	$ 152
SuperMedia operating cash flow excluded from GAAP results [14]	55	176
SuperMedia additions to fixed assets and capitalized software excluded from GAAP results [14]	(6)	(6)
Pro Forma Free Cash Flow	$ 176	$ 322

Note: Please see accompanying reconciliation endnotes.

dex media 13

June YTD Debt Payment Activity 14 Totals may differ due to rounding when compared to provided company schedules Debt balances at par value December 31, 2012 Balance $1,442.0 $782.5 $540.9 $503.2 $219.7 $3,488.3 2012 Sweep 0.0 (25.0) 0.0 (12.0) 0.0 (37.0) Q1 Amortization 0.0 (10.8) (29.1) (4.6) 0.0 (44.6) Bond PIK 0.0 0.0 0.0 0.0 0.0 0.0 March 31, 2013 Balance $1,442.0 $746.7 $511.8 $486.6 $219.7 $3,406.7 Q1 - Sweep (36.0) (5.5) 0.0 (6.6) 0.0 (48.1) Q2 - Amortization 0.0 (9.1) (3.4) (17.6) 0.0 (30.1) Q2 - Sweep (22.0) (9.0) (18.0) 0.0 0.0 (49.0) Bond PIK 0.0 0.0 0.0 0.0 7.7 7.7 June 30, 2013 Balance $1,384.0 $723.1 $490.4 $462.3 $227.4 $3,287.2 SPMD RHDI Dex East Dex West DMI Notes Dex Media Total

15 Dex Media Inc. Reconciliation of Non-GAAP Measures End Notes (1) EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization. (2) Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items. Adjusted Pro Forma results for 2013 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger transaction and integration costs, severance and post- employment benefits amortization. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia transaction been consummated prior to January 1 2012. (3) Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code. These costs include a non-cash charge of $32 million to write off the unamortized debt fair value adjustment associated with Dex One's senior secured credit facilities in the six months ended June 30, 2013. (4) Gain on early extinguishments of debt represents the gains associated with the purchase of a portion of the Company's debt below par value. (5) This pro forma adjustment represents the historical EBITDA results of SuperMedia that as a result of acquisition accounting, are not included in the U.S. GAAP results of Dex Media. (6) Merger transaction costs represent costs associated with completing the merger between Dex One and SuperMedia. (7) Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia. (8) Severance costs are associated with headcount reductions. (9) This adjustment includes a credit to expense related to a deferred pretax gain associated with SuperMedia plan amendments to other post-employment benefits and amortization of unrecognized net losses related to other post-employment benefits which is included in SuperMedia historical results. (10) Operating Income (Loss) margin is calculated by dividing Operating Income (Loss) by Operating Revenue. (11) EBITDA margin is calculated by dividing EBITDA by Operating Revenue. (12) Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA by Pro Forma Operating Revenue. (13) This pro forma adjustment represents the historical revenue results of SuperMedia that as a result of acquisition accounting, are not included in the U.S. GAAP results of Dex Media. (14) Pro Forma Free Cash Flow is calculated by adding Dex Media free cash flow to the historical operating cash flow and additions to fixed assets and capitalized software of SuperMedia that, as a result of acquisition accounting are not included in Dex Media free cash flow.